Exhibit 4.38

LIMITED LIABILITY PARTNERSHIP

CONFORMED COPY

EGGBOROUGH POWER LIMITED

EGGBOROUGH POWER (HOLDINGS) LIMITED

BRITISH ENERGY GROUP PLC

BRITISH ENERGY HOLDINGS PLC

AND

BARCLAYS BANK PLC

SHARE SUBSCRIPTION DEED

THIS DEED is made on 30 September 2004

BETWEEN:

(1)	EGGBOROUGH POWER LIMITED, a company incorporated in England and Wales (registered no. 03782700), whose registered office is at Barnett Way, Barnwood, Gloucester, Gloucestershire, GL4 3RS (“EPL”);

(2)	EGGBOROUGH POWER (HOLDINGS) LIMITED, a company incorporated in Scotland (registered no. SC201083) whose registered office is at 3 Redwood Crescent, Peel Park, East Kilbride, G74 5PR (“EPHL”);

(3)	BRITISH ENERGY GROUP PLC, a company incorporated in Scotland (registered no. SC270184) whose registered office is at 3 Redwood Crescent, Peel Park, East Kilbride, G74 5PR (the “Parent”);

(4)	BRITISH ENERGY HOLDINGS PLC, a company incorporated in Scotland (registered no. SC270186) whose registered office is at 3 Redwood Crescent, Peel Park, East Kilbride, G74 5PR (the “Issuer”); and

(5)	BARCLAYS BANK PLC, a company incorporated in England and Wales (registered no. 01026167) whose registered office is at 54 Lombard Street, London EC3P 3AH as agent and security trustee for the Finance Parties (the “Security Trustee”).

WHEREAS:

The Parties have entered into the following transactions as part of the solvent restructuring of British Energy plc:

(A)	The Issuer, the CTA Bondholder and the Security Trustee have agreed that immediately after an Asset Option Trigger Event, all the CTA Bonds shall be sold to the Issuer by the CTA Bondholder in consideration for the issue of Deferred Shares by the Issuer to the CTA Bondholder;

(B)	The Issuer, EPL and the Security Trustee have agreed that immediately after a Share Option Trigger Event, all the CTA Bonds shall be sold to the Issuer by EPL in consideration for the issue of Deferred Shares by the Issuer to EPL;

(C)	The Issuer, the CTA Bondholder and the Security Trustee have agreed that immediately after an Asset Security Trigger Event:

(1)	if the Ascertained Security Value is equal to or greater than the Principal Amount Outstanding of the CTA Bonds, all the CTA Bonds shall be sold to the Issuer by the CTA Bondholder in consideration for the issue of Deferred Shares by the Issuer to the CTA Bondholder; or

(2)	if the Ascertained Security Value is less than the Principal Amount Outstanding of the CTA Bonds, CTA Bonds in an amount equal to the Ascertained Security Value shall be sold to the Issuer by the CTA Bondholder in consideration for the issue of Deferred Shares by the Issuer to the CTA Bondholder;

(D)	The Issuer, EPL and the Security Trustee have agreed that immediately after a Share Security Trigger Event:

(1)	if the Ascertained Security Value is equal to or greater than the Principal Amount Outstanding of the CTA Bonds, all the CTA Bonds shall be sold to the Issuer by EPL in consideration for the issue of Deferred Shares by the Issuer to EPL; or

(2)	if the Ascertained Security Value is less than the Principal Amount Outstanding of the CTA Bonds, CTA Bonds in an amount equal to the Ascertained Security Value shall be sold to the Issuer by EPL in consideration for the issue of Deferred Shares by the Issuer to EPL;

(E)	EPL, EPHL and the Security Trustee have agreed that on the Set-Off Date, any sums owed by EPHL to EPL under the Existing Intercompany Loan at such time shall be set-off against any sums owed by EPL to EPHL under the Second Intercompany Loan at such time and, immediately after such set-off, EPHL shall issue to EPL at par such number of Deferred Shares in EPHL as have an issue price equal to the Post Set-Off Outstandings and in consideration therefore EPL shall accept that an amount of the Existing Intercompany Loan equal to the Post Set-Off Outstandings has been repaid by EPHL; and

(F)	EPL, EPHL and the Security Trustee have agreed that immediately after the Share Security Trigger Event, EPHL shall issue to EPL at par such number of Deferred Shares in EPHL as have an issue price equal to all amounts outstanding under the Existing Intercompany Loan at such time and in consideration therefore EPL shall accept that all amounts outstanding under the Existing Intercompany Loan at such time have been repaid by EPHL.

1.	INTERPRETATION

1.1	In this Deed:

“Act” means the Companies Act 1985.

“Affiliate” means, in relation to a person, any other person controlling or controlled by or under common control with such person.

“Ascertained Security Value” has the same meaning as given to it in the New Bonds Terms and Conditions.

“Amendment and Restatement Agreement” has the same meaning as given to it in the Credit Agreement.

“Asset Break Option” has the same meaning as given to “Break Option” in the Asset Option Agreement.

“Asset Enforcement Option” has the same meaning as given to “Enforcement Option” in the Asset Option Agreement.

“Asset Option Agreement” means the option agreement between the Security Trustee, EPL and BEPET, dated on or about the date of this Deed, under which EPL grants an option to the Security Trustee to acquire the Business and the Station Assets (each as defined in that agreement).

“Asset Option Trigger Event” means EPL ceasing to hold the CTA Bonds as a result of the completion of the Asset Break Option or the Asset Enforcement Option.

“Asset Security Trigger Event” means EPL ceasing to hold the CTA Bonds on or after the Determination Date as a result of enforcement of all or any part of the security constituted by the Debentures and/or the operation of Clause 4.1.2.

“BEPET” means British Energy Power and Energy Trading Limited a company with registered number SC200887 whose registered office is at 3 Redwood Crescent, Peel Park, East Kilbride, G74 5PR.

“British Energy plc” means the company of that name with registered number SC162273 and whose registered office is at 3 Redwood Crescent, Peel Park, East Kilbride, G74 5PR.

“Business Day” means a day other than a Saturday or Sunday or public holiday in England and Wales or Scotland.

“Credit Agreement” means the credit agreement originally dated 13 July 2000 as amended and restated on 8 September 2000, 24 October 2000, 12 December 2000, 5 February 2001, and on or about the date of this Deed between, inter alios, the Security Trustee and EPL.

“CTA Bonds” means the £150,000,000 7% fixed rate guaranteed bonds due 2005-2022 issued by the Issuer on or about the date of this Deed as represented by the CTA Global Bond Certificate.

“CTA Bondholder” means the person who will be the holder of the CTA Bonds immediately after an Asset Option Trigger Event or an Asset Security Trigger Event (as the case may be), as identified by the Security Trustee.

“CTA Global Bond Certificate” means the certificate issued in respect of the CTA Bonds by the Issuer to EPL on or about the date of this Deed.

“Debentures” has the same meaning as given to it in the Credit Agreement.

“Deed” means this deed, together with the Schedules hereto.

“Deed of Accession” means a deed of accession substantially in the form of Schedule 1 (Deed of Accession).

“Deferred Shares” means shares, each of a nominal share value of £1 issued with no voting rights and on the following terms:

(a)	on return of capital, a right to the return of the amount paid up only and no right to share in any surplus;

(b)	the return of the amount paid up to be deferred until the return on each other share in the Issuer has been paid in full and has received a £1,000,000 per share liquidation surplus; and

(c)	a dividend right of £1 per annum per £1,000,000 of nominal share capital.

“Determination Date” has the same meaning as given to it in the Intercreditor Agreement.

“Encumbrance” means a mortgage, charge, pledge, lien, option, restriction, right of first refusal, right of pre-emption, third-party right or interest, other encumbrance or security interest of any kind, or another type of preferential arrangement (including a title transfer or retention arrangement) having similar effect.

“Enforcement Event” has the same meaning as given to it in the Intercreditor Agreement.

“EPL Shares” means all the shares in the capital of EPL registered in EPHL’s name immediately prior to a Share Trigger Event.

“EPHL Security Document” has the same meaning as given to it in the Credit Agreement.

“Existing Intercompany Loan” means the £550,000,000 intercompany loan agreement dated 8 September 2000 as amended and restated on or about the date of this Deed between EPL and EPHL.

“Finance Parties” has the same meaning as given to it in the Credit Agreement.

“Global Bond Certificate” has the same meaning as given to it in the Trust Deed.

“Group” has the same meaning as given to it in the Credit Agreement.

“Intercreditor Agreement” has the same meaning as given to it in the Credit Agreement.

“Individual Bond Certificate” has the same meaning as given to it in the Trust Deed.

“Long Stop Date” means the later of:

(a)	the date on which the Options cease to be exercisable; or

(b)	the Security Documents cease to be enforceable.

“New Bonds Terms and Conditions” means the terms and conditions of the £700,000,000 7% fixed rate guaranteed bonds due 2005-2022 issued on or about the date of this Deed by the Issuer.

“Options” means the Asset Break Option, the Asset Enforcement Option, the Share Break Option and the Share Enforcement Option.

“Party” means a person who is party to this Deed.

“Post Set-Off Outstandings” means all amounts outstanding under the Existing Intercompany Loan immediately after the set-off described in Clause 6.1.3.

“Principal Amount Outstanding” has the same meaning as given to it in the New Bonds Terms and Conditions.

“Receiver” means an administrative receiver, a receiver and manager or a receiver, in each case appointed under a Security Document.

“Restatement Date” has the same meaning as given to it in the Amendment and Restatement Agreement.

“Sale Restriction Period” means the period commencing on (and including) the date an Enforcement Event occurs and ending on (but not including) the Determination Date.

“Second Intercompany Loan” means the £150,000,000 intercompany loan agreement dated on or about the date of this Deed between EPL and EPHL.

“Security Documents” means the Debentures and the Share Security Documents.

“Senior Debt” has the same meaning as given to it in the Intercreditor Agreement.

“Senior Discharge Date” means the date on which all the Senior Debt has been unconditionally and irrevocably paid and/or discharged in full.

“Set-Off Date” means in the event that a Share Option Trigger Event has occurred, the Senior Discharge Date.

“Share Break Option” has the same meaning as given to “Break Option” in the Share Option Agreement.

“Share Enforcement Option” has the same meaning as given to “Enforcement Option” in the Share Option Agreement.

“Share Option Agreement” means the option agreement between the Security Trustee, EPHL, EPL and BEPET, dated on or about the date of this Deed, under which EPHL grants an option to the Security Trustee to acquire the Option Shares (as defined in that agreement).

“Share Option Trigger Event” means EPHL ceasing to hold the EPL Shares as a result of the completion of the Share Break Option or the Share Enforcement Option.

“Share Security Documents” means the Shares Pledge and the EPHL Security Document.

“Share Security Trigger Event” means in the event that EPL ceases to be a member of the Group on or at any time before the Determination Date as a result of the enforcement of all or any part of the security constituted by the Share Security Documents, the occurrence of the Determination Date.

“Share Trigger Event” means a Share Option Trigger Event or a Share Security Trigger Event.

“Shares Pledge” has the same meaning as given to it in the Credit Agreement.

“Trust Deed” has the same meaning as given to it in the New Bonds Terms and Conditions.

1.2	In this Deed, unless otherwise specified, a reference to:

1.2.1	a statute or treaty shall be construed as a reference to such statute or treaty as the same may have been, or may from time to time be, amended or, in the case of a statute, re-enacted;

1.2.2	in circumstances where the CTA Bondholder or EPL (as the case may be) is not an Affiliate of the Security Trustee at the relevant time “the Security Trustee shall procure that” shall be construed as meaning “the Security Trustee shall use its best endeavours to procure that”;

1.2.3	“control” shall be construed such that a company or corporation shall control another company or corporation if:

(a)	more than half the issued share capital of that other company or corporation is beneficially owned, directly or indirectly, by the first company or corporation; or

(b)	it is able to direct the affairs and/or control the composition of the board of directors or equivalent body of that company or corporation;

1.2.4	“disposal” shall be construed as any sale, lease, transfer, conveyance, assignment or other disposal and “dispose” shall be construed accordingly;

1.2.5	a “person” includes a reference to any individual, firm, company, corporation or other body corporate, government, state or agency of a state or any joint venture, association or partnership, works council or employee representative body (whether or not having separate legal personality) and includes a reference to that person’s legal personal representatives, permitted assignees (if any) and/or successors in title;

1.2.6	a reference to this Deed, or to any other agreement or document, shall be construed as a reference to this Deed, or as the case may be, such other agreement or document as the same may have been, or may from time to time be, amended, varied, novated or supplemented;

1.2.7	“sale” shall be construed as a sale with full title guarantee and free from any Encumbrance and “sell” shall be construed accordingly;

1.2.8	“£” is to the lawful currency of the United Kingdom;

1.2.9	a “Clause” or “Schedule”, unless the context otherwise requires, is a reference to a clause of, or schedule to, this Deed; and

1.2.10	the terms “include”, “includes” and “including” shall be construed without limitation.

1.3	The Clause and Schedule headings in this Deed shall not affect its interpretation.

1.4	A person who is not a party to this Deed has no rights under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of this Deed.

2.	COMMENCEMENT

The provisions of this Deed shall only become effective on the occurrence of the Restatement Date.

3.	ISSUE OF DEFERRED SHARES FOLLOWING OPTION COMPLETION

3.1	Immediately after an Asset Option Trigger Event:

3.1.1	the CTA Bondholder shall, and the Security Trustee shall procure that the CTA Bondholder shall, sell all the CTA Bonds to the Issuer and shall deliver the CTA Global Bond Certificate to the Issuer for cancellation; and

3.1.2	in consideration for the sale of all the CTA Bonds, the Issuer shall issue at par (and the CTA Bondholder shall, and the Security Trustee shall procure that the CTA Bondholder shall, subscribe for) such number of Deferred Shares in the Issuer as have an issue price equal to the Principal Amount Outstanding of the CTA Bonds immediately prior to their sale in accordance with Clause 3.1.1 (together with any interest that has accrued but not been paid under the CTA Bonds at such time).

3.2	Prior to the disposal of the CTA Bonds to the CTA Bondholder under the Asset Option Agreement, EPL and the Security Trustee shall procure that the CTA Bondholder delivers an executed Deed of Accession to each of the Parties.

3.3	Immediately after a Share Option Trigger Event:

3.3.1	EPL shall, and the Security Trustee shall procure that EPL shall, sell all the CTA Bonds to the Issuer and shall deliver the CTA Global Bond Certificate to the Issuer for cancellation; and

3.3.2	in consideration for the sale of all the CTA Bonds, the Issuer shall issue at par (and EPL shall, and the Security Trustee shall procure that EPL shall, subscribe for) such number of Deferred Shares in the Issuer as have an issue price equal to the Principal Amount Outstanding of the CTA Bonds immediately prior to their sale in accordance with Clause 3.3.1 (together with any interest that has accrued but not been paid under the CTA Bonds at such time).

4.	ENFORCEMENT AND SALE OF CTA BONDS

4.1	Upon the occurrence of an Enforcement Event:

4.1.1	EPL shall not, and the Security Trustee shall procure that EPL and/or any Receiver of EPL shall not, dispose of all or any of the CTA Bonds at any time during the Sale Restriction Period; and

4.1.2	in the event that EPL remains within the Group on the Determination Date, EPL shall, and the Security Trustee shall procure that EPL and/or any Receiver of EPL shall, sell (and the CTA Bondholder shall, and the Security Trustee shall procure that the CTA Bondholder shall, buy) the CTA Bonds on the Determination Date in order that the provisions of Clause 5.1 may take effect.

4.2	Prior to any sale to the CTA Bondholder in accordance with Clause 4.1.2 and 5.1, EPL shall, and the Security Trustee shall procure that EPL and/or any Receiver of EPL shall, procure that the CTA Bondholder delivers an executed Deed of Accession to each of the Parties.

5.	ISSUE OF DEFERRED SHARES FOLLOWING ENFORCEMENT

5.1	Immediately after an Asset Security Trigger Event:

5.1.1	if the Ascertained Security Value is equal to or greater than the Principal Amount Outstanding of the CTA Bonds at such time:

(a)	the CTA Bondholder shall, and the Security Trustee shall procure that the CTA Bondholder shall, sell all the CTA Bonds to the Issuer and shall deliver the CTA Global Bond Certificate to the Issuer for cancellation; and

(b)	in consideration for the sale of all the CTA Bonds, the Issuer shall issue at par (and the CTA Bondholder shall, and the Security Trustee shall procure that the CTA Bondholder shall, subscribe for) such number of Deferred Shares in the Issuer as have an issue price equal to the Principal Amount Outstanding of the CTA Bonds immediately prior to their sale in accordance with Clause 5.1.1(a) (together with any interest that has accrued but not been paid under the CTA Bonds at such time); or

5.1.2	if the Ascertained Security Value is less than the Principal Amount Outstanding of the CTA Bonds at such time:

(a)	the CTA Bondholder shall, and the Security Trustee shall procure that the CTA Bondholder shall, sell CTA Bonds with a Principal Amount Outstanding equal to the Ascertained Security Value to the Issuer; and

(b)	in consideration for the sale of CTA Bonds with a Principal Amount Outstanding equal to the Ascertained Security Value, the Issuer shall issue at par (and the CTA Bondholder shall, and the Security Trustee shall procure that the CTA Bondholder shall, subscribe for) such number of Deferred Shares in the Issuer as have an issue price equal to the Ascertained Security Value (together with any interest that has accrued but not been paid under the CTA Bonds being sold in accordance with Clause 5.1.2(a)), and, in order to effect the transactions described in Clauses 5.1.2(a) and 5.1.2(b) above, the CTA Bondholder shall, and the Security Trustee shall procure that the CTA Bondholder shall, deliver the CTA Global Bond Certificate to the Issuer for cancellation and the Issuer shall either (i) issue a new Global Bond Certificate (or in the event that the existing Global Bond Certificate(s) have been exchanged for individual certificates, issue Individual Bond Certificates); or (ii) write up the existing Global Bond Certificate(s), in each case, in an amount equal to the Principal Amount Outstanding under the CTA Bonds not sold in accordance with Clause 5.1.2(a).

5.2	Immediately after a Share Security Trigger Event:

5.2.1	if the Ascertained Security Value is equal to or greater than the Principal Amount Outstanding of the CTA Bonds at such time:

(a)	EPL shall, and the Security Trustee shall procure that EPL shall, sell all the CTA Bonds to the Issuer and deliver the CTA Global Bond Certificate to the Issuer for cancellation; and

(b)	in consideration for the sale of all the CTA Bonds, the Issuer shall issue at par (and EPL shall, and the Security Trustee shall procure that EPL shall subscribe for) such number of Deferred Shares in the Issuer as have an issue price equal to the Principal Amount Outstanding of the CTA Bonds immediately prior to their sale in accordance with Clause 5.2.1(a) (together with any interest that has accrued but not been paid under the CTA Bonds at such time); or

5.2.2	if the Ascertained Security Value is less than the Principal Amount Outstanding of the CTA Bonds at such time:

(a)	EPL shall, and the Security Trustee shall procure that EPL shall, sell CTA Bonds with a Principal Amount Outstanding equal to the Ascertained Security Value to the Issuer; and

(b)	in consideration for the sale of CTA Bonds with a Principal Amount Outstanding equal to the Ascertained Security Value, the Issuer shall issue at par (and EPL shall, and the Security Trustee shall procure that EPL shall, subscribe for) such number of Deferred Shares in the Issuer as have an issue price equal to the Ascertained Security Value (together with any interest that has accrued but not been paid under the CTA Bonds being sold in accordance with Clause 5.2.2(a)), and, in order to effect the transactions described in Clauses 5.2.2(a) and 5.2.2(b) above, EPL shall, and the Security Trustee shall procure that the EPL shall, deliver the CTA Global Bond Certificate to the Issuer for cancellation and the Issuer shall either (i) issue a new Global Bond Certificate (or in the event that the existing Global Bond Certificate(s) have been exchanged for individual certificates, issue Individual Bond Certificates); or (ii) write up the existing Global Bond Certificate(s), in each case, in an amount equal to the Principal Amount Outstanding under the CTA Bonds not sold in accordance with Clause 5.2.2(a).

6.	SET-OFF AND ISSUE OF DEFERRED SHARES

6.1	On the Set-Off Date and in the following order:

6.1.1	EPL hereby demands, and the Security Trustee hereby procures that EPL demands, payment in full by EPHL of all amounts outstanding under the Existing Intercompany Loan at such time (and EPHL hereby agrees that, notwithstanding any provision of the Existing Intercompany Loan to the contrary, EPL may make such a demand under the Existing Intercompany Loan on the Set-Off Date);

6.1.2	EPHL hereby demands payment in full by EPL of all amounts outstanding under the Second Intercompany Loan at such time;

6.1.3	the amounts due and payable under the Existing Intercompany Loan shall be set-off against the amounts due and payable under the Second Intercompany Loan; and

6.1.4	EPHL shall issue at par (and EPL shall, and the Security Trustee shall procure that EPL shall, subscribe for) such number of Deferred Shares in EPHL as have an issue price equal to the Post Set-Off Outstandings and in consideration therefore EPL shall accept that an amount of the Existing Intercompany Loan equal to the Post Set-Off Outstandings has been repaid by EPHL.

6.2	Immediately after a Share Security Trigger Event, EPHL shall issue at par (and EPL shall, and the Security Trustee shall procure that EPL shall, subscribe for) such number of Deferred Shares in EPHL as have an issue price equal to the amount outstanding under the Existing Intercompany Loan at such time and in consideration therefore EPL shall accept that an amount of the Existing Intercompany Loan equal to the amount outstanding under the Existing Intercompany Loan as such time has been repaid by EPHL.

7.	REPRESENTATIONS AND WARRANTIES

7.1	EPL, EPHL and the Issuer each make the following representations and warranties on the date of this Deed acknowledging that the other Parties are entering into this Deed in reliance upon the same:

7.1.1	it is duly incorporated and validly existing under the laws of its jurisdiction of incorporation;

7.1.2	it has the power to enter into this Deed and comply with its obligations hereunder in accordance with the terms and conditions hereof and has taken all necessary action to authorise the entry into and delivery of this Deed and the transactions contemplated by this Deed; and

7.1.3	its obligations under this Deed are legal, valid, binding and enforceable in accordance with the terms of this Deed.

8.	UNDERTAKINGS

8.1	From the Date of this Deed until the Long Stop Date:

8.1.1	the Parent and the Issuer undertake:

(a)	to take all action reasonably required under the provisions of the Act and the Issuer’s articles of association to permit the issue and allotment of Deferred Shares by the Issuer in accordance with Clauses 2 and 4; and

(b)	to do all such further things as may be reasonably required to enable the CTA Bondholder or EPL, as the case may be, to become the registered holder of any Deferred Shares issued to it by the Issuer in accordance with Clauses 3 and 5.

8.1.2	EPHL and the Issuer undertake:

(a)	to take all action reasonably required under the provisions of the Act and EPHL’s articles of association to permit the issue and allotment of Deferred Shares by EPHL in accordance with Clause 6; and

(b)	to do all such further things as may be reasonably required to enable EPL to become the registered holder of any Deferred Shares issued to it by EPHL in accordance with Clause 6.

9.	ASSIGNMENT

9.1	Subject to Clause 9.2, no Party may (nor purport to) assign, transfer, novate or declare a trust of the benefit of or in any other way dispose of its rights and/or obligations under this Deed in whole or in part without first having obtained the other Parties prior written consent.

9.2	The Security Trustee may transfer or novate all (but not part of) its rights and obligations under this Deed to a third party, provided that such third party has first executed and delivered to each of the Parties a Deed of Accession.

10.	POWER OF ATTORNEY

Each of EPL and the CTA Bondholder by way of security for its obligations under this Deed, irrevocably appoint the Parent as its attorney to do anything which it is obliged to do under this Deed but have failed to so do. Each of EPL and the CTA Bondholder ratify and confirm whatever any attorney does or purports to do under or pursuant to this Clause 10.

11.	ENTIRE AGREEMENT

11.1	This Deed (together with the agreements and other documents referred to herein) constitutes the entire agreement between the Parties in relation to its subject matter.

11.2	No Party is liable to any other (in equity, contract or tort (including negligence), under the Misrepresentation Act 1967 or in any other way) for a representation, statement, assurance, covenant, undertaking, indemnity, guarantee or commitment (whether contractual or otherwise) that is not set out in this Deed or any document referred to in it.

11.3	Each Party acknowledges and represents that it has not entered into this Deed in reliance on any representation, statement, assurance, covenant, undertaking, indemnity, guarantee or commitment (whether contractual or otherwise) other than those contained in this Deed or any document referred to in it.

11.4	Nothing in this Clause 11 shall have the effect of limiting or restricting any liability arising as a result of any fraud.

12.	GENERAL

12.1	A variation of this Deed is only valid if it is in writing and executed as a deed by or on behalf of each Party.

12.2	The failure to exercise or delay in exercising a right or remedy provided by this Deed or by law does not impair or constitute a waiver of the right or remedy or an impairment of or a waiver of other rights or remedies. No single or partial exercise of a right or remedy provided by this Deed or by law prevents further exercise of the right or remedy or the exercise of another right or remedy.

12.3	The rights and remedies contained in this Deed are cumulative and not exclusive of rights or remedies provided by law.

12.4	Save as otherwise provided herein, any payment to be made by any Party under this Deed shall be made in full without any set off, restriction, condition or deduction for or on account of any counterclaim.

12.5	If at any time any provision of this Deed is or becomes illegal, invalid or unenforceable under the laws of any jurisdiction, that shall not affect or impair:

12.5.1	the legality, validity or enforceability in that jurisdiction of any other provision of this Deed; or

12.5.2	the legality, validity or enforceability under the law of any other jurisdiction of that or another provision of this Deed.

12.6	This Deed may be executed in any number of counterparts, each of which when executed and delivered is an original and all of which together evidence the same agreement.

13.	NOTICES

13.1	A notice or other communication under or in connection with this Deed (a “Notice”) shall be:

13.1.1	in writing; and

13.1.2	delivered personally or sent by first class post pre-paid recorded delivery (and air mail if overseas) or by fax to the Party due to receive the Notice to the address set out in Clause 13.3 or to another address, person or fax number specified by that Party by written notice to the other Party received before the Notice was despatched.

13.2	Unless there is evidence that it was received earlier, a Notice is deemed given if:

13.2.1	delivered personally, when left at the address referred to in Clause 13.1.2;

13.2.2	sent by mail, except air mail, two Business Days after posting it;

13.2.3	sent by air mail, six Business Days after posting it; and

13.2.4	sent by fax, when confirmation of its transmission has been recorded by the sender’s fax machine.

13.3	The address referred to in Clause 13.1.2 is:

Name of Party	Address
EPL	Eggborough Power Limited Barnett Way Barnwood Gloucester Gloucestershire, GL4 3RS Attention: Corporate Affairs Director and Company Secretary Fax: 01355 594 022

EPHL	Eggborough Power (Holdings) Limited 3 Redwood Crescent Peel Park East Kilbride, G74 5PR Attention: Corporate Affairs Director and Company Secretary Fax: 01355 594 022

Parent	British Energy Group plc 3 Redwood Crescent Peel Park East Kilbride, G74 5PR Attention: Corporate Affairs Director and Company Secretary Fax: 01355 594 022

Issuer	British Energy Holdings plc 3 Redwood Crescent Peel Park East Kilbride, G74 5PR Attention: Corporate Affairs Director and Company Secretary Fax: 01355 594 022

Security Trustee	Barclays Bank PLC 5 The North Colonnade Canary Wharf London E14 4BB Attention: Head of Agency Fax: **** ****

14.	GOVERNING LAW AND JURISDICTION

14.1	This Deed and any dispute, controversy, proceedings or claim of whatever nature arising out of or in any way relating to this Deed and its formation (a “Dispute”) shall be governed by and construed in accordance with English law.

14.2	The parties irrevocably agree that the courts of England shall have exclusive jurisdiction to hear and determine any suit, action or proceedings arising out of or connected with this Deed (“Proceedings”) and/or to settle any Dispute including a dispute regarding the existence, validity or termination of this Deed or the consequences of its nullity, and for the purpose of enforcement of any judgment against their respective assets.

(****)	indicates material omitted and filed separately with the Commission.

14.3	The parties agree that the courts of England are the most appropriate and convenient courts to hear and determine any Proceedings and/or to settle any Dispute and, accordingly, that they will not argue to the contrary.

14.4	The parties agree that the documents which start any Proceedings and any other documents required to be served in relation to those Proceedings may be served on the parties in accordance with Clause 13. These documents may, however, be served in any other manner allowed by law. This Clause 14.4 applies to all Proceedings wherever started.

SCHEDULE 1

DEED OF ACCESSION

To:	Eggborough Power Limited
Barnett Way
Barnwood
Gloucester
Gloucestershire, GL4 3RS
Attention: Corporate Affairs Director and Company Secretary

Eggborough Power (Holdings) Limited
3 Redwood Crescent
Peel Park
East Kilbride G74 5PR
Attention: Corporate Affairs Director and Company Secretary

British Energy Group plc
[3 Redwood Crescent
Peel Park
East Kilbride, G74 5PR]
Attention: Corporate Affairs Director and Company Secretary

British Energy Holdings plc
3 Redwood Crescent
Peel Park
East Kilbride, G74 5PR
Attention: Corporate Affairs Director and Company Secretary

Barclays Bank PLC as Security Trustee
5 The North Colonnade
Canary Wharf
London E14 4BB
Attention: Head of Agency

Dear Sirs

THIS DEED dated [insert date] is supplemental to a share subscription deed (the “Share Subscription Deed”) dated on or about 24 September 2004 between, Eggborough Power Limited, Eggborough Power (Holdings) Limited, British Energy Group plc, British Energy Holdings plc and Barclays Bank PLC, as Security Trustee.

Words and expressions defined in the Share Subscription Deed have the same meaning when used in this Deed.

[Name of new Security Trustee/CTA Bondholder] of [registered office] hereby agrees with each other person who is or who becomes a party to the Share Subscription Deed that with effect on and from the date hereof it will be bound by the Share Subscription Deed as the [Security Trustee]/[CTA Bondholder] [delete as applicable] as if it had been party originally to the Share Subscription Deed in that capacity.

[We confirm that we are a company which is within the charge to UK corporation tax and which is not entitled to an exemption from tax in respect of interest paid to us on the CTA Bonds.] [Add if person is acceding as the CTA Bondholder]

The address for notices of the [Name of new Security Trustee/CTA Bondholder] for the purposes of Clause [•] (Notices) of the Share Subscription Deed is:

[Insert address for notices]

This Deed is governed by English law.

EXECUTED AS A DEED

By [insert name]

in the presence of [insert name]

and [insert name]

IN WITNESS HEREOF this Deed has been executed as a deed by the parties hereto and is intended to be and is hereby delivered by the parties hereto as a deed on the date written at the start of this Deed.

EXECUTED as a DEED by

EGGBOROUGH POWER LIMITED

Director	NEIL O’HARA

Director/Secretary	ROBERT ARMOUR

EXECUTED as a DEED by
EGGBOROUGH POWER (HOLDINGS) LIMITED

Director	NEIL O’HARA

Secretary	JEAN MACDONALD

EXECUTED as a DEED by
BRITISH ENERGY GROUP PLC

Director	MIKE ALEXANDER

Director/Secretary	ROBERT ARMOUR

EXECUTED as a DEED by
BRITISH ENERGY HOLDINGS PLC

Director	MIKE ALEXANDER

Director/Secretary	ROBERT ARMOUR

EXECUTED as a DEED by
BARCLAYS BANK PLC

acting by its attorney	SIMON DEAVES

in the presence of

Signature of witness

Name of witness	SHABAB DITTA

Address:	5c Camden Square
Camden
NW1 9UY

Occupation:	Solicitor